Filed Pursuant to Rule 424(B)(5)
Registration No. 333-252148

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 27, 2021)

RCM TECHNOLOGIES, INC.
Up to $11,400,000
Common Stock

On May 5, 2021, we entered into an At Market Issuance Sales Agreement, or the sales agreement, with B. Riley Securities, Inc., or the Agent, relating to the offering of up to $11.4 million of shares of our common stock, par value $0.05 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell up to $11.4 million of our common stock from time to time through or to the Agent, as sales agent or principal, by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act.

Our common stock is listed and trades on the Nasdaq Capital Market under the symbol “RCMT.” The last reported sale price of our common stock on the Nasdaq Capital Market on May 3, 2021 was $3.53 per share. As of May 3, 2021, the aggregate market value of our outstanding common stock held by non-affiliates, or Public Float, was approximately $34.3 million based on 11,157,816 total shares of outstanding common stock, of which approximately 7,641,411 shares were held by non-affiliates, and a price of $4.48 per share, which was the closing price of our common stock on the Nasdaq Capital Market on March 15, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered in a public primary offering with a value exceeding more than one-third of our Public Float in any 12 calendar month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement. As of May 3, 2021, one-third of our Public Float was equal to approximately $11.41 million.

There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Agent an amount equal to 3.0% of the aggregate sales price received by the Agent from each sale of shares sold through or to it acting as our sales agent or principal. Subject to the terms and conditions of the sales agreement, the Agent will use its commercially reasonable efforts to sell on our behalf any shares of common stock to be offered by us under the sales agreement. This offering of common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of $11.4 million of our common stock or (2) the termination of the sales agreement, pursuant to its terms, by either the Agent or us.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus, and the risks set forth under the caption “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus supplement is May 5, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Statement Regarding Forward-Looking Information	iii
Prospectus Supplement Summary	S-3
Risk Factors	S-5
Dilution	S-8
Use of Proceeds	S-9
Plan of Distribution	S-10
Where You Can Find More Information	S-12
Incorporation of Certain Documents by Reference	S-12
Legal Matters	S-13
Experts	S-13

Prospectus

About this Prospectus	1
RCM Technologies, Inc.	2
Special Note Regarding Forward-Looking Statements	3
Risk Factors	3
Use of Proceeds	4
Description of Capital Stock	4
Description of Warrants	7
Description of Rights	9
Description of Units	10
Plan of Distribution	11
Legal Matters	13
Experts	13
Where You Can Find More Information	13
Information Incorporated by Reference	13
Disclosure of Commission’s Position on Indemnification for Securities Act Liability	14

This prospectus supplement describes the terms of this offering and adds to and updates information contained in the accompanying prospectus. The accompanying prospectus provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information contained in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the Agent has not, authorized anyone to provide additional information or information different from that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor the sale of shares of common stock means that information contained or incorporated by reference in this prospectus is correct after its respective dates. These documents do not constitute an offer to sell or solicitation of any offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

The terms “RCM,” the “Company,” “our,” “us,” and “we,” as used in this prospectus supplement, refer to RCM Technologies, Inc., unless we state otherwise or the context indicates otherwise.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and in the accompanying prospectus, and the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “hope,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” and “continue,” or other comparable terms (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in this prospectus supplement and in the accompanying prospectus, and the information incorporated by reference herein and therein. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, and the information incorporated by reference herein and therein, could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus supplement are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus supplement and in the accompanying prospectus, and the information incorporated by reference herein and therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before making an investment decision. Before making an investment decision, you should read carefully in its entirety this prospectus, including the matters discussed in “Risk Factors” in this prospectus and our Annual Report on Form 10-K for the fiscal year ended January 2, 2021, as such risk factors may be amended, updated or modified periodically in our quarterly reports filed on Form 10-Q with the SEC, and any amendment or update thereto reflected in subsequent filings with the SEC and incorporated by reference in this prospectus, and the financial data and related notes and the reports incorporated by reference in this prospectus.

Company Overview

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers. We provide these services through the deployment of advanced engineering, specialty health care and information technology services.  For over 40 years, we have developed and assembled an attractive, diverse and extensive portfolio of capabilities, service offerings and delivery options.  This combination, paired with RCM’s efficient pricing structure, offers clients a compelling value proposition.

RCM consists of three operating segments: Engineering, Specialty Health Care and Information Technology Services.

•
The Engineering segment provides a comprehensive portfolio of engineering and design services across three verticals: (1) Energy Services, (2) Process & Industrial and (3) Aerospace. The segment also offers a complementary suite of services to augment its engineering portfolio, including design and supply of high-quality engineered process solutions and equipment, technical writing and digital documentation across marine, locomotive, transportation and aerospace markets, and engineering, procurement and construction management, as well as demand side management/energy conservation services.

•
The Specialty Health Care segment provides staffing solutions of health care professionals, primarily health information management professionals, nurses, paraprofessionals, physicians and various therapists.  The segment also provides Teletherapy services targeting the education sector with an emphasis on behavioral health.

•	The Information Technology, or IT, segment provides enterprise business solutions, application services, infrastructure solutions, life sciences solutions and other vertical-specific offerings.

RCM services some of the largest national and international companies in North America as well as a lengthy roster of Fortune 1000 and mid-sized businesses in such industries as Aerospace/Defense, Educational Institutions, Energy, Financial Services, Health Care, Life Sciences, Manufacturing & Distribution, the Public Sector and Technology.  We sell and deliver our services through a network of approximately 26 offices in selected regions throughout North America and Serbia.

Our principal executive offices are located at 2500 McClellan Avenue, Suite 350, Pennsauken, NJ 08109 and our telephone number is (856) 356-4500. Our website address is www.rcmt.com. The information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

The Offering

Issuer	RCM Technologies, Inc., a Nevada corporation.

Common stock offered	Up to $11.4 million of our common stock, par value $0.05 per share.

Manner of the Offering
Sales of shares of our common stock, if any, will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act. The Agent will act as agent or principal and will use reasonable best efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices. See “Plan of Distribution.”

Use of proceeds
We intend to use the net proceeds from the sale of the shares that we may offer under this prospectus for general working capital, including the repayment of indebtedness under our revolving line of credit with Citizens Bank of Pennsylvania.  See “Use of Proceeds.”

Risk factors
Before deciding to invest in shares of our common stock, you should read carefully the risks set forth under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement and page 4 of the accompanying prospectus, and the risks set forth under the caption “Item 1A. Risk Factors” included in our Annual Report on Form 10- K for the fiscal year ended January 2, 2021, and our quarterly reports filed on Form 10-Q, and any amendment or update thereto reflected in subsequent filings with the SEC for certain considerations relevant to an investment in our common stock.

Nasdaq Capital Market Symbol	RCMT

Transfer Agent and Registrar	American Stock Transfer & Trust Company, LLC

RISK FACTORS

An investment in our common stock is subject to risk. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Before you decide to invest in our common stock, you should carefully consider the risks described in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021, as such risks may be amended, updated or modified periodically in our quarterly reports on Form 10-Q filed with the SEC, and any amendment or update thereto reflected in subsequent filings with the SEC, as well as the other information included in and incorporated by reference in this prospectus.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management has broad discretion in the application of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management could spend the net proceeds from this offering in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the sales agreement. The number of shares that are sold by the Agent, if any, after delivering a placement notice will fluctuate based on the market price of the common shares during the sales period and limits we set with the Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Our common stock has experienced and may continue to experience price and volume fluctuations, which could cause you to lose a significant portion of your investment, lead to costly litigation for us and interfere with our efforts to grow our business.

Stock markets are subject to significant price and volume fluctuations that may be unrelated to the operating performance of particular companies, and accordingly the market price of our common stock may frequently and meaningfully change. For example, during the year ended December 31, 2020, the high and low closing prices per share of our common stock were $1.12 and $3.02, respectively, per share. In 2021, through March 31, 2021, the high and low closing prices per share of our common stock were $1.87 and $6.10, respectively. We have not had any recent change in our financial condition or results of operations that is consistent with the recent change in our stock price. In addition, the market price of our common stock has fluctuated and may continue to fluctuate substantially due to a variety of other factors.  Possible exogenous incidents and trends may also impact the capital markets generally and our common stock prices specifically, such as foreign and cross border altercations, political unrest, cyberterrorism on a global scale, and disruptive weather systems. The timing of your purchase of our common stock relative to fluctuations in its trading price may result in you losing all or a significant portion of your investment.

In the past, following periods of volatility in the market price of a company’s stock, class action securities litigation has often been instituted against such companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which would interfere with our ability to execute our business plan, sell our software and services, and otherwise materially adversely affect our business, financial condition and operating results.

Our common stock may become the target of a “short squeeze.”

In 2021, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of shares of common stock and buy-and-hold decisions of longer investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the stock to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. We may be a target of a short squeeze, and investors may lose a significant portion or all of their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We may issue up to $11.4 million of common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock. See “Plan of Distribution” for more information about the possible adverse effects of our sales under the Sales Agreement.

You may experience immediate and substantial dilution.

If the offering price per share you pay in this offering exceeds the net tangible book value per share of our common stock, you will be immediately diluted to the extent of the difference between the amount you pay per share and the as-adjusted net tangible book value per share of our common stock after giving effect to this offering. Assuming we sell an aggregate amount of $11.4 million in this offering at an assumed public offering price of $3.53 per share, the closing price per share of our common stock on the NASDAQ on May 3, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution in net tangible book value of $2.39 per share, representing a difference between the assumed public offering price per share and our as-adjusted net tangible book value per share after this offering. To the extent that outstanding options are exercised or outstanding restricted stock units vest and settle, investors purchasing our common stock in this offering may experience further dilution. See the section entitled “Dilution” for a more detailed illustration of the dilution you may incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

If securities or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. The historical net tangible book value of our common stock, as of January 2, 2021, was approximately $5.8 million, or $0.50 per share, based on 11,542,880 shares of common stock outstanding as of January 2, 2021 as reported in our Quarterly Report on Form 10-K for the fiscal year ended January 2, 2021. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of shares of common stock in this offering at an assumed offering price of $3.53 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on May 3, 2021, and after deducting estimated commissions and offering expenses payable by us, our as adjusted net tangible book value at January 2, 2021 would have been approximately $16.8 million, or $1.14 per share. This represents an immediate dilution of $2.39 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution:

Assumed offering price per share	$ 3.53

Net tangible book value per share as of January 2, 2021	$ 0.50

Increase in net tangible book value per share attributable to investors participating in this offering	$ 0.64

As adjusted net tangible book value per share after giving effect to this offering	$ 1.14

As adjusted dilution per share to investors participating in this offering	$ 2.39

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock. To the extent that any of these outstanding options are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the shares that we may offer under this prospectus, if any, for general working capital, including the repayment of indebtedness under our revolving line of credit with Citizens Bank of Pennsylvania.   As of April 3, 2021, the weighted average interest rate on our revolving line of credit was 2.1% and $22.0 million was outstanding.

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement with the Agent under which we may issue and sell over a period of time and from time to time shares of our common stock through or to the Agent, acting as sales agent or principal. Sales of the shares to which this prospectus relates, if any, will be made by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. As our sales agent, the Agent will not engage in any transactions that stabilize our common stock.

The Agent will offer the shares of our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and the Agent. We will designate the maximum number of shares or dollar value of common stock to be sold through the Agent on a daily basis or otherwise determine such maximum number together with the Agent. Subject to the terms and conditions of the sales agreement, the Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock so designated or determined. We may instruct the Agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Agent may suspend the offering of shares of common stock being made through the Agent under the sales agreement upon proper notice to the other party.

For its service as sales agent in connection with the sale of shares of our common stock that may be offered hereby, we will pay the Agent an amount equal to 3.0% of the aggregate sales price received by the Agent from each sale of shares sold through or to it acting as our sales agent or principal. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have also agreed to reimburse the Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $30,000, as provided in the sales agreement. Additionally, pursuant to the terms of the sales agreement, we agreed to reimburse the Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with the Agent’s ongoing diligence arising from the transactions contemplated by the sales agreement in an amount not to exceed $2,500 per calendar quarter.  We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to the Agent under the sales agreement, will be approximately $150,000.

The Agent will provide written confirmation to us following the close of trading on the Nasdaq Capital Market each day in which shares of common stock are sold by it for us under the sales agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the compensation payable by us to the Agent and the proceeds to us net of such compensation.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day following the date on which any sales were made in return for payment of the proceeds to us net of compensation paid by us to the Agent. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will deliver to the Nasdaq Capital Market copies of this prospectus pursuant to the rules of the Nasdaq Capital Market. Unless otherwise required, we will report at least quarterly the number of shares of common stock sold through the Agent under the sales agreement, the net proceeds to us and the compensation paid by us to the Agent in connection with the sales of common stock.

In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Agent will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

In the ordinary course of their business, the Agent and/or its affiliates may perform, investment banking, broker dealer, lending, financial advisory or other services for us for which they have received, or may receive, separate fees.

This offering of common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of $11.4 million of shares of our common stock or (2) the termination of the sales agreement, pursuant to its terms, by either the Agent or us.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. We are filing a copy of the sales agreement as an exhibit to a Current Report on Form 8-K filed on the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We maintain a web site at www.rcmt.com. Information contained on our website is not part of this prospectus or any other document we file with or furnish to the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8‑K, will be incorporated by reference into, or otherwise included in, this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended January 2, 2021 filed with the SEC on April 2, 2021 (as amended by Amendment No. 1 thereto filed with the SEC on April 30, 2021);

•	our Current Reports on Form 8-K filed with the SEC on May 5, 2021 and January 15, 2021 (Items 5.02 and 9.01 only);

•
the description of our common stock, par value $0.05 per share, contained in our Registration Statement on Form 10 filed with the SEC on March 1, 1982, to register such securities under the Exchange Act, including any amendments filed for the purpose of updating such information.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

As explained above in “Where You Can Find More Information,” these incorporated documents (as well as other documents filed by us under the Exchange Act) are available at the SEC and may be accessed in a number of ways, including online via the Internet.

You may request a copy of any of the documents described above, at no cost to you, by telephoning us at (856) 356-4500 or by writing us at the following address:

RCM Technologies, Inc.
2500 McClellan Avenue, Suite 350
Pennsauken, NJ 08109
United States of America
Attn: Chief Financial Officer

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada and Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Certain legal matters in connection with this offering will be passed upon for the Agent by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of RCM Technologies, Inc. as of January 2, 2021 and December 28, 2019 and for the years then ended incorporated in this Prospectus by reference from the RCM Technologies, Inc. Annual Report on Form 10-K for the year ended January 2, 2021 have been audited by Macias, Gini & O’Connell LLP, an independent registered public accounting firm, as stated in their report thereon, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$25,000,000
RCM TECHNOLOGIES, INC.
Common Stock
Preferred Stock
Warrants
Rights to Purchase Common Stock, Preferred Stock or Units
Units
We may offer and sell from time to time our shares of common stock, shares of preferred stock, warrants and rights to purchase common stock, preferred stock or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $25,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Capital Market under the symbol “RCMT.” On January 14, 2021, the closing price of our common stock was $2.25.
This prospectus is subject to the offering limits in General Instruction I.B.6 of Form S-3. The aggregate market value of our common stock held by non-affiliates calculated pursuant to General Instruction I.B.6 of Form S-3 is $18.2 million which was calculated based on 7.5 million shares of our common stock outstanding held by non-affiliates and at a price of $2.43 per share, the closing price of our common stock on December 28, 2020. During the last twelve months, we have made no offers of our common stock for sale pursuant to General Instruction I.B.6 of Form S-3.
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 3 of this prospectus.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over‑allot a portion of the securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 15, 2021

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
RCM TECHNOLOGIES, INC	2
SPECIAL NOTE REGARDING FORWARD‑LOOKING STATEMENTS	3
RISK FACTORS	3
USE OF PROCEEDS	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF WARRANTS	7
DESCRIPTION OF RIGHTS	9
DESCRIPTION OF UNITS	10
PLAN OF DISTRIBUTION	11
LEGAL MATTERS	13
EXPERTS	13
WHERE YOU CAN FIND MORE INFORMATION	13
INFORMATION INCORPORATED BY REFERENCE	13
DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY	14
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this registration statement we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC website (www.sec.gov), as discussed below under the heading “Where You Can Find More Information.”
You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We may sell our securities to or through underwriters, initial purchasers, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, initial purchasers, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The terms “RCM,” the “Company,” “our,” “us,” and “we,” as used in this prospectus, refer to RCM Technologies, Inc., unless we state otherwise or the context indicates otherwise.

RCM TECHNOLOGIES, INC.
Overview
We are a premier provider of business and technology solutions designed to enhance and maximize the operational performance of our customers through the adaptation and deployment of advanced engineering, specialty health care and information technology services.  We have been an innovative leader in the design, development, and delivery of these services to commercial and government sectors for over 40 years.  Over the years, we have developed and assembled an attractive, diverse and extensive portfolio of capabilities, service offerings and delivery options, established a proven record of performance and credibility, and built an efficient pricing structure.  This combination offers clients a compelling value proposition with the potential to substantially accelerate the successful attainment of their business objectives.

RCM consists of three operating segments: Engineering, Specialty Health Care and Information Technology Services.  Our Engineering segment provides engineering and design, engineering analysis, technical writing and technical support services, process and industrial, Engineer, Procure and Construction Management (“EPC”) as well as Demand Side Management/Energy Conservation Services.   Our Specialty Health Care Services segment provides the staffing of health care professionals, primarily health information management professionals, nurses, paraprofessionals, physicians and therapists.  Our Information Technology, or IT, segment provides enterprise business solutions, application services, infrastructure solutions, competitive advantage & productivity solutions, life sciences solutions and other selected vertical market specific offerings.
We service some of the largest national and international companies in North America as well as a lengthy roster of Fortune 1000 and mid-sized businesses in such industries as Aerospace/Defense, Educational Institutions, Energy, Financial Services, Health Care, Life Sciences, Manufacturing & Distribution, the Public Sector and Technology.  We believe we offer a range of solutions that foster long-term client relationships, affords cross-selling opportunities, and minimizes our dependence on any single technology or industry sector.  We sell and deliver our services through a network of approximately 29 offices in selected regions throughout North America and Serbia.

Corporate Information

 We were incorporated in the state of Nevada in 1971. Our principal executive offices are located at 2500 McClellan Avenue, Suite 350, Pennsauken, NJ 08109 and our telephone number is (856) 356-4500. Our website address is www.rcmt.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

SPECIAL NOTE REGARDING FORWARD‑LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.
         Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “hope,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” and “continue,” or other comparable terms (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in any applicable prospectus supplement or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.
         The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

RISK FACTORS
       Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 28, 2019, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.
         The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the estimated net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK
The description below of our capital stock and provisions of our Articles of Incorporation, as amended (the “Articles”), and our Amended and Restated Bylaws (the “Bylaws”), are summaries and are qualified by reference to the Articles and the Bylaws, and the applicable provisions of Nevada law.
General
The Articles authorize us to issue up to 40,000,000 shares of common stock, $0.05 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share.
As of January 14, 2021, there were 11,953,930 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
The holders of our common stock are entitled to one vote for every share standing in the name of the stockholder in the books of the Company on any matter submitted to the stockholders, including the election of directors. Under Nevada law, holders of the common stock do not have any preemptive rights to acquire any shares, treasury shares or securities convertible into such shares, if the shares or shares into which the convertible securities may be converted are upon issuance registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended.  Holders of the common stock do not have any cumulative voting rights. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future.

Blank Check Preferred Stock
We are authorized to issue up to 5,000,000 shares of preferred stock. Subject to limitations prescribed by Nevada law and the Articles, our board of directors has the authority, without further action by our stockholders, to designate one or more classes or series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon each such class or series, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of our common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock.

Stockholder Rights Plan
Our Board of Directors approved and adopted a Rights Agreement, dated as of May 22, 2020 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”). Pursuant to the Rights Agreement, the Board declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of common stock of the Company. The Rights were distributable to stockholders of record as of the close of business on June 2, 2020, and one Right will also be issued together with each share of common stock issued by the Company after June 2, 2020, but before the Distribution Date (as defined in the Rights Agreement) (or the earlier redemption or expiration of the Rights) and, in certain circumstances, after the Distribution Date.

Generally, the Rights Agreement works by substantially diluting any person or group that acquires beneficial ownership of ten percent (10%) or more of the shares of common stock without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. The Rights Agreement is not intended to interfere with any merger, tender or exchange offer or other business combination approved by the Board. Nor does the Rights Agreement prevent the Board from considering any offer that it considers to be in the best interest of its stockholders.

Anti-Takeover Effects of Certain Provisions of the Articles and Bylaws and of Nevada Law
Nevada law, the Articles and the Bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.
Nevada Anti-Takeover Statutes
  Business Combinations Statutes
Nevada’s “combinations with interested stockholders” statutes (Nevada Revised Statutes (“NRS”) 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. These laws generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have not made such an election in our original articles of incorporation or in the Articles, and we have not amended the Articles to so elect.
Control Shares Statutes
In addition, the NRS contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) govern the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of

Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our Articles or Bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.
No Cumulative Voting
The Articles do not provide for cumulative voting in the election of directors.
 Blank Check Preferred Stock
  We believe that the availability of the preferred stock under the Articles provides the Company with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow the Company to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by the Company’s stockholders, with the exception of any actions required by applicable law or the rules of any stock exchange on which RCM’s securities may be listed. The board of directors will have the power, subject to applicable law, to issue classes or series of preferred stock that could, depending on the terms of the class or series, impede the completion of a merger, tender offer or other takeover attempt.
Action by Written Consent; Special Meetings of Stockholders; Advance Notice Procedure
  The Articles provide that stockholders may take action by written consent if such consent is signed by the holders of record of the outstanding shares of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and otherwise may only take action at duly called annual or special meetings.
The Bylaws provide that special meetings of stockholders may be called only by a majority of the members of our board or upon the written request of stockholders, in accordance with, and subject to, the provisions of the Bylaws, from stockholders who hold, in the aggregate, not less than twenty percent (20%) of the voting power of our outstanding shares.
In addition, the Bylaws establish advance notice procedures for:
•	stockholders to nominate candidates for election as a director; and
•	stockholders to propose topics for consideration at stockholders’ meetings.
Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in the Bylaws. To be timely, the notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is called for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be delivered to, or mailed and received by, the Secretary of the Company at its principal executive offices not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 3.13(h)) of the date of such special meeting was first made. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from nominating candidates for director at an annual or special meeting.

 Removal of Directors.
  Our board of directors is elected each year by our stockholders for a term expiring at the next annual meeting of stockholders. Our stockholders may remove directors with or without cause by the affirmative vote or written consent of the holders of two-thirds (2/3) of the combined voting power of all then issued and outstanding shares of stock of all classes and series of the Company entitled to vote generally for the election of directors, voting together as a single class. Our board of directors may appoint a director to fill a vacancy created by the expansion of the board of directors.
Transfer Agent And Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC whose address is 59 Maiden Lane, New York, New York 10005.
Nasdaq Capital Market Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “RCMT.”

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or preferred stock and may be issued in one or more series. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
•	the title of such securities;
•	the offering price or prices and aggregate number of warrants offered;
•	the currency or currencies for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	the terms of any rights to force the exercise of the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise Of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability Of Rights By Holders Of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS
The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase common stock, preferred stock or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.
The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:
•	the title and aggregate number of the rights;
•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
•	the number or a formula for the determination of the number of the rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;
•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
•	the extent to which such rights include an over‑subscription privilege with respect to unsubscribed securities;
•
if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;
•	the terms of any rights to redeem or call the rights;
•	information with respect to book‑entry procedures, if any;
•	the terms of the securities issuable upon exercise of the rights;
•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
•	if applicable, a discussion of certain U.S. federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.
Exercise of Rights
Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•
on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.
Such at‑the‑market offerings, if any, may be conducted by financial institutions acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of any underwriters, dealers or agents participating in the offering, if any;
•	the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;
•	any option, under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best‑efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over‑the‑counter market or otherwise.
Any agents and underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of common stock and preferred stock offered by this prospectus, and any supplement thereto, as well as certain other matters of Nevada law in connection with such offering, will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Certain other legal matters in connection with the offering, and the validity or enforceability of warrants or rights offered by this prospectus, and any supplement thereto,  will be passed upon for us by Morgan, Lewis & Bockius LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
Macias, Gini & O’Connell LLP, an independent registered public accounting firm, has audited the consolidated financial statements and financial statement schedule of RCM Technologies, Inc. and Subsidiaries for the year ended December 28, 2019 included in our Annual Report on Form 10-K for the year ended December 28, 2019, as set forth in their report, dated March 5, 2020, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance on Macias, Gini & O’Connell LLP’s report, given on their authority as experts in accounting and auditing.
The consolidated balance sheet of RCM Technologies, Inc. and Subsidiaries as of December 29, 2018, and the related statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the year ended December 29, 2018, and financial statement schedule for the year ended December 29, 2018, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference.  Such financial statements and financial statement schedule have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
We maintain a website at www.rcmt.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8‑K, will be incorporated by reference into, or otherwise included in, this prospectus:

1.	our annual report on Form 10‑K for the fiscal year ended December 28, 2019, as amended by Amendment No. 1 thereto;
2.	our quarterly reports on Form 10‑Q for the quarters ended March 28, 2020, June 27, 2020 and September 26, 2020;
3.
our current reports on Form 8‑K filed with the SEC on January 17, 2020, April 23, 2020 (as amended on April 24, 2020), May 22, 2020, June 2, 2020, October 1, 2020, December 18, 2020 and January 15, 2021 (as to Items 5.02 and 9.01 only); and

4.
the description of our common stock, par value $0.05 per share, contained in our Registration Statement on Form 10 filed with the SEC on March 1, 1982, to register such securities under the Securities Exchange Act of 1934, as amended, including any amendments filed for the purpose of updating such information.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Chief Financial Officer, 2500 McClellan Avenue, Suite 350, Pennsauken, NJ 08109 or you may call us at (856) 356-4500.

DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

$11,400,000

RCM TECHNOLOGIES, INC.

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley Securities

May 5, 2021